Exhibit 32

CERTIFICATION PURSUANT TO
RULE 13a-14(b) OR RULE 15d-14(b) AND 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of etrials Worldwide, Inc. (the “Company”) on Form 10-QSB for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 13, 2007	/s/ Eugene E. Jennings
Name: Eugene E. Jennings
Title: President and Chief Executive
Officer

Date: November 13, 2007	/s/ James W. Clark, Jr.
Name: James W. Clark, Jr.
Title: Chief Financial Officer,
Secretary and Treasurer